UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 30, 2020

CADENCE DESIGN SYSTEMS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-15867	00-0000000
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2655 Seely Avenue, San Jose, California 95134

(Address of Principal Executive Offices) (Zip Code)

(408) 943-1234

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	CDNS	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)	Amendment of the Omnibus Equity Incentive Plan

As described in Item 5.07 below, at the Annual Meeting of Stockholders of Cadence Design Systems, Inc. (“Cadence” or the “Registrant”) held on April 30, 2020 (the “2020 Annual Meeting”), Cadence stockholders approved an amendment of Cadence’s Omnibus Equity Incentive Plan (the “Omnibus Plan”). The board of directors of Cadence had previously approved the amendment of the Omnibus Plan on March 14, 2020, subject to stockholder approval. The amendment increased the number of shares of common stock authorized for issuance under the Omnibus Plan by 9,000,000 shares and extended the expiration date of the Omnibus Plan to April 30, 2030.

A more detailed description of the Omnibus Plan and related matters was set forth in Cadence’s Proxy Statement on Schedule 14A, which was filed with the Securities and Exchange Commission on March 20, 2020 (the “Proxy Statement”), under the heading “Proposal 2: Approval of the Amendment of the Omnibus Equity Incentive Plan” and is incorporated herein by reference. The foregoing summary and the summary set forth in the Proxy Statement do not purport to be a complete description of the Omnibus Plan. They are qualified in their entirety by reference to the text of the Omnibus Plan, which is set forth in Appendix A to the Proxy Statement.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the 2020 Annual Meeting, Cadence stockholders voted on the following proposals, which are described in detail in the Proxy Statement:

1.	A proposal to elect the nine (9) directors named in the Proxy Statement to serve until the 2021 Annual Meeting of Stockholders and until their successors are elected and qualified, or until the director’s earlier death, resignation or removal. Each of the nine (9) director nominees named in the Proxy Statement was elected as set forth below:

Nominee	For	Against	Abstain	Broker Non-Votes
Mark W. Adams	229,290,805	1,431,766	243,424	18,617,255
Susan L. Bostrom	219,972,515	10,787,656	205,824	18,617,255
Ita Brennan	225,427,159	5,180,757	358,079	18,617,255
Lewis Chew	230,246,481	282,716	436,798	18,617,255
Dr. James D. Plummer	216,546,209	13,541,133	878,653	18,617,255
Dr. Alberto Sangiovanni-Vincentelli	217,117,537	13,689,099	159,359	18,617,255
Dr. John B. Shoven	208,953,673	21,755,467	256,855	18,617,255
Young K. Sohn	229,151,884	1,571,077	243,034	18,617,255
Lip-Bu Tan	220,326,944	10,483,795	155,256	18,617,255

2.	A proposal to approve the amendment of the Omnibus Equity Incentive Plan. This proposal was approved as set forth below:

For	Against	Abstain	Broker Non-Votes
212,306,656	18,114,527	544,812	18,617,255

3.	An advisory resolution to approve named executive officer compensation. This proposal was approved as set forth below:

For	Against	Abstain	Broker Non-Votes
219,521,620	11,147,946	296,429	18,617,255

4.	A proposal to ratify the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm of Cadence for its fiscal year ending January 2, 2021. This proposal was approved as set forth below:

For	Against	Abstain	Broker Non-Votes
248,170,382	1,245,651	167,217	0

5.	A stockholder proposal regarding special stockholder meetings. This proposal was approved as set forth below:

For	Against	Abstain	Broker Non-Votes
124,005,195	103,375,039	3,585,761	18,617,255

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 1, 2020

CADENCE DESIGN SYSTEMS, INC.

By:	/s/ James J. Cowie
James J. Cowie
Senior Vice President, General Counsel and Secretary

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